UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 11, 2011

MoneyGram International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31950	16-1690064
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 N. Harwood St., 15th Floor, Dallas, Texas		75201
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 999-7552

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 17, 2011 (the “Original 8-K”) by MoneyGram International, Inc. (the “Company”) solely for the purpose of disclosing under Item 5.07 of Form 8-K its decision, following its annual meeting of stockholders, as to how frequently it will conduct future stockholder advisory votes regarding executive compensation. This Form 8-K/A does not otherwise revise the Original 8-K in any way.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) At the annual meeting of stockholders of the Company held on May 11, 2011, the Company’s stockholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Original 8-K, at the meeting, consistent with the Board of Directors’ recommendation, the frequency of once every three years received the highest number of votes, as well as the majority of the votes, voted with respect to the proposal. In light of this vote and other factors, the Board of Directors has determined, at a meeting held on July 12, 2011, that the Company will hold an advisory vote on executive compensation once every three years. The Company will re-evaluate this determination in connection with its next stockholder advisory vote regarding the frequency of future advisory votes on executive compensation, which shall be no later than the Company’s annual meeting of stockholders in 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MoneyGram International, Inc.

July 18, 2011	By:	/s/ Timothy C. Everett

Name: Timothy C. Everett
Title: Executive Vice President, General Counsel and Secretary